Exhibit 31.1

I, James L. Dolan, President and Chief Executive Officer of Cablevision Systems Corporation and CSC Holdings, Inc. (the “Registrants”) certify that:

1.                                       I have reviewed this quarterly report on Form 10-Q of the Registrants;

2.                                       Based on my knowledge, this quarterly report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this quarterly report;

3.                                       Based on my knowledge, the financial statements, and other financial information included in this quarterly report, fairly present in all material respects the financial condition, results of operations and cash flows of the Registrants as of, and for, the periods presented in this quarterly report;

4.                                       The Registrants’ other certifying officers and I are responsible for establishing and maintaining disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) and internal control over financial reporting (as defined in Exchange Act Rules 13a-15(f) and 15d-15(f)) for the Registrants and have:

a)                                      designed such disclosure controls and procedures, or caused such disclosure controls and procedures to be designed under our supervision, to ensure that material information relating to the Registrants, including their consolidated subsidiaries, is made known to us by others within those entities, particularly during the period in which this quarterly report is being prepared;

b)                                     designed such internal control over financial reporting, or caused such internal control over financial reporting to be designed under our supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles;

c)                                      evaluated the effectiveness of the Registrants’ disclosure controls and procedures and presented in this quarterly report our conclusions about the effectiveness of the disclosure controls and procedures as of the end of the period covered by this quarterly report based on such evaluation; and

d)                                     disclosed in this quarterly report any change in the Registrants’ internal control over financial reporting that occurred during the Registrants’ most recent fiscal quarter (the Registrants’ fourth fiscal quarter in the case of an annual report) that has materially affected, or is reasonably likely to materially affect, the Registrants’ internal control over financial reporting; and

5.                                       The Registrants’ other certifying officers and I have disclosed, based on our most recent evaluation of internal control over financial reporting, to the Registrants’ auditors and the audit committee of each Registrant’s board of directors (or persons performing the equivalent functions):

a)                                      all significant deficiencies and material weaknesses in the design or operation of internal control over financial reporting which are reasonably likely to adversely affect the Registrants’ ability to record, process, summarize and report financial information; and

b)                                     any fraud, whether or not material, that involves management or other employees who have a significant role in the Registrants’ internal control over financial reporting.

Date:	May 10, 2005	By:	/s/ James L. Dolan
James L. Dolan
President and Chief Executive Officer